Loan No. 07-0004265

PROMISSORY NOTE
$8,000,000                                                                                                                            June 30, 2006

1.           Promise to Pay.

FOR VALUE RECEIVED, ESC-ARBOR PLACE, LLC, a Washington limited liability company ("Borrower"), whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, INC., a Delaware corporation, and its successors and assigns (in its individual capacity, "GECC", and as agent for Lenders (as defined below), "Agent"), the sum of Eight Million and No/100 Dollars ($8,000,000), together with all other amounts added thereto pursuant to this Note or otherwise payable to GECC under the Loan Documents (as hereinafter defined), including, but not limited to, any Prepayment Premium as defined and set forth in the Loan Agreement of even date herewith among GECC and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individual, as the context may require, "Lender"), Borrower and Agent (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, all payable in lawful money of the United States of America. Payments shall be made at the offices of Agent at GEMSA, File 59229, Los Angeles, California 90074-9229 (or such other address as Agent may hereafter designate in writing to Borrower). Except as otherwise provided herein, capitalized terms used in this Note shall have the same meanings as are assigned to such terms in the Loan Agreement.

This Note is evidenced and secured by, among other things, the Loan Documents and that certain Security Document encumbering, among other things, the Project. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loan evidenced hereby is made and to be repaid.

2.Payments.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Payments will be applied in accordance with the terms of the Loan Agreement. Borrower may prepay or defease this Note, if at all, only to the extent permitted by

IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

ESC-ARBOR PLACE, LLC, a Washington limited liability company

By: EMERITUS CORPORATION, a Washington corporation, its sole member

By:       /s/ Raymond R. Brandstrom

Name: Raymond R. Brandstrom

Its: Vice President of Finance, Chief Financial Officer